UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

LINN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Delaware	65-1177591
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

650 Washington Road, 8th Floor Pittsburgh, Pennsylvania	15228
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units representing limited liability company interests	Nasdaq National Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-125501

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the units representing limited liability company interests in Linn Energy, LLC (the “Registrant”) will be set forth under the captions “Prospectus Summary,” “How We Make Cash Distributions,” “Description of the Units,” “The Limited Liability Company Agreement” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-125501), initially filed with the Securities and Exchange Commission on June 3, 2005. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.

Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-125501), initially filed with the Securities and Exchange Commission on June 3, 2005 and as subsequently amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	Certificate of Amendment to Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

4.	Form of Second Amended and Restated Limited Liability Company Agreement of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  January 11, 2006

LINN ENERGY, LLC

By:	/s/ Kolja Rockov
Name:	Kolja Rockov
Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.

Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-125501), initially filed with the Securities and Exchange Commission on June 3, 2005 and as subsequently amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	Certificate of Amendment to Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

4.	Form of Second Amended and Restated Limited Liability Company Agreement of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement).